Exhibit 99.1

INAMED REPORTS FIRST QUARTER 2003 RESULTS

•                  Total sales up 19% to $75.5 million

•                  Gross profit margin 72%, up from 71% in first quarter 2002

•                  Diluted GAAP earnings per share up 36% to $0.53

•                  Diluted cash earnings per share up 26% to $0.58, excluding accelerated depreciation related to the manufacturing consolidation

•                  Inamed Health sales up 79% to $14 million

•                  CosmoDerm™ and CosmoPlast™ human collagen dermal fillers approved by FDA and successfully launched in first quarter

Santa Barbara, Calif., April 30, 2003 – Inamed Corporation (Nasdaq: IMDC), a global healthcare company, today announced its financial results for the first quarter 2003 with strong sales and earnings growth.  In addition, the Company reported that, in the first quarter, Inamed had received approval for and successfully launched its new CosmoDerm™ and CosmoPlast™ human collagen dermal fillers in the United States.

“Inamed completed the first quarter of 2003 with positive results.  Our revenue growth coupled with solid margins and improved expense management provided the financial flexibility we needed to increase our level of investments in key marketing initiatives and longer-term strategic R&D programs, while continuing to provide excellent earnings growth,” said Nick Teti, Chairman, President and Chief Executive Officer.  “With this foundation in place, we are well positioned for continued growth, now and in the future.”

Total sales for the first quarter 2003 were $75.5 million, up 19% from the first quarter 2002.

Diluted GAAP earnings per share were $0.53 in the first quarter 2003, an increase of 36% over the same period prior year.  Excluding accelerated depreciation related to Inamed’s previously announced manufacturing consolidation program, diluted cash earnings per share for the first quarter 2003 were $0.58, up 26% over the first quarter 2002.

Inamed Health – Obesity Intervention

Worldwide sales of obesity intervention products in the first quarter 2003 were $14 million, an increase of more than 79% over sales in the first quarter 2002.  In addition, the Company announced that it had achieved a milestone with the shipment of the 100,000th LAP-BAND® System since its initial worldwide introduction.

Sales of the LAP-BAND System in the United States were $8.2 million in the first quarter 2003, compared to $2.6 million in the first quarter 2002.  During the quarter, Inamed increased reimbursement coverage for the LAP-BAND System by working with national and regional heath insurers, such as Humana, to expand their coverage guidelines to include the LAP-BAND System for select members.

International sales in the first quarter 2003 grew by 8% over the first quarter 2002, with growth from both the BioEnterics® Intragastric Balloon (BIB®) System and the LAP-BAND System.

Inamed Aesthetics – Breast

Worldwide breast aesthetics product sales in the first quarter 2003 were $42.4 million, an increase of 14% over the first quarter 2002.

Sales growth in the United States and Canada continued to be led by the continued acceptance in the marketplace of the Style 68 smooth, round saline matrix implants, which were introduced in the fourth quarter 2002, and continued success of the Style 10 and Style 20 silicone gel-filled implants that are used in conjunction with the Adjunct Clinical Study for breast reconstruction.

International sales experienced strong growth led by the Cohesive Silicone Gel Matrix product line, particularly the new Soft Touch™ line extension that was launched late in 2002.

Additionally, Inamed announced that it received approval from the European regulatory authority for its new Style 410 XP and Style 150 XML breast implants.  The Style 410 XP series is the new high-profile line extension of the Cohesive Silicone Gel Matrix breast implants.  The Style 150 XML is the round, expandable, low-profile implant used in breast reconstruction.  These two product additions are expected to continue to strengthen the Company’s international leadership position.

Inamed Aesthetics – Facial

Worldwide facial aesthetic product sales in the first quarter 2003 were $17.8 million, an increase of 8% over sales in the first quarter 2002.  The collagen and Hylaform® franchises both posted positive growth in the domestic and international markets, respectively.

In the United States, the Company received FDA approval during the first quarter to begin marketing CosmoDerm and CosmoPlast.  CosmoDerm and CosmoPlast contain natural human collagen, are the only FDA approved non-animal-based dermal fillers which do not require a pre-treatment skin test and are uniquely formulated with an anesthetic for patient comfort.  As a result, CosmoDerm and CosmoPlast provide new options to address doctors’ and patients’ desires for a same-day, single-visit treatment with immediate results.

Research and Development Pipeline

Inamed increased its research and development expenditures in the first quarter 2003 to support its strategic U.S. clinical development programs, all of which advanced during the quarter:

•        Silicone Gel Breast Implants

In addition to the PMA for silicone gel-filled breast implants, which was filed in the fourth quarter of 2002, Inamed is now in the second year of the two-year follow-up phase the Company will complete before filing the PMA for its second generation Cohesive Silicone Gel Matrix product, which is demonstrating significant market acceptance across international markets.

•        Botulinum Toxin Type A

Inamed completed enrollment in the botulinum toxin type A U.S. Phase II study during the quarter.  Upon completion of the follow-up phase of the study, the Company will analyze the clinical data, meet with the FDA to review the study results and seek approval to begin the Phase III study.

•        Hylaform Dermal Filler

The Company is in the follow-up phase of the U.S. pivotal study of the hyaluronic acid-based dermal filler, Hylaform.  Once the trial is completed and the clinical data have been analyzed, the Company plans to file its Pre-Market Approval application with the FDA in mid-2003.

Financial

During the quarter, Inamed recorded increased sales in each business and continued solid gross profit margins.  These results, together with improved expense management, resulted in strong growth in operating profit, net income and earnings per share.  In addition, the Company increased its resource allocation to its marketing initiatives and its strategic research and development programs.

•        Foreign Currency Effect

Foreign exchange favorably impacted revenue by approximately $3.6 million, principally, from the strengthening euro.

•        Gross Profit Margin

The gross profit margin in the first quarter 2003 was 72%, driven by Inamed's product mix, improved operational efficiencies and the continued implementation of the Company’s pricing strategies.  Included in the first quarter 2003 cost of sales was $0.9 million of accelerated depreciation expense related to the Company’s previously announced manufacturing consolidation program.

•        Sales, General & Administrative

For the first quarter 2003, the Company’s sales, general and administrative expense was $31.2 million, or 41% of sales, consistent with the first quarter 2002.  General and administrative expense decreased as a percentage of sales.  Sales and marketing expense increased on an absolute basis and as a percentage of sales during the quarter to support the Company’s increased sales.

•        Research & Development

The research and development expense in the first quarter 2003 was $5.6 million, compared to $3.1 million in the first quarter 2002, representing 6% of sales.

•        Earnings per Share

Inamed reported that diluted GAAP earnings per share were $0.53 in the first quarter 2003, an increase of 36% over the first quarter 2002.

Inamed reported diluted cash EPS of $0.58 for the first quarter 2003. Diluted cash earnings per share for the quarter excludes $1 million, or $0.03 per share, of amortization of intangibles, and $0.9 million, or $0.02 per share, of accelerated depreciation expense related to the Company’s previously announced manufacturing consolidation.

Inamed also announced that the Company will focus on providing future earnings estimate guidance and the related results based on generally accepted accounting principles, consistent with the policies under the newly-adopted SEC Regulation G.

•                  Other

Because Inamed reduced its long-term debt in the fourth quarter 2002, net interest expense decreased to $1.7 million in the first quarter 2003, down from $2.7 million in the first quarter 2002.

Conference Call

As previously announced, Inamed will host a conference call today to discuss its first quarter 2003 financial results and key strategic research and development programs at 5:00 p.m. Eastern Daylight Time.  Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public.  The conference call is expected to last one hour.  The event can be accessed via the Internet by going to Inamed’s website, www.inamed.com.  The event will be archived and available for replay for seven days after the conference call.

The conference call may contain forward-looking financial information.  The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G.  The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed on the conference call, will be posted on the Company’s website at www.inamed.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including diluted cash EPS, may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources and the operating performance of the Company’s business and the Company’s cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

About Inamed Corporation

Inamed (Nasdaq: IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products.  Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND System for morbid obesity.  The Company’s website is www.inamed.com.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements.  Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of April 30, 2003, and expressly disclaims any duty to update information contained in this press release.

This press release contains projections and other forward-looking statements, including, without limitation, express and implied statements regarding Inamed’s anticipated sales, operating results, expenses, capital expenditures, research and development, manufacturing consolidation and product development and regulatory approval.  These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed Corporation with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of Inamed’s stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of Inamed’s silicone raw materials and bovine and human collagen-based products; failure to protect Inamed’s intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of our collaborative partners to perform.  The information contained in this press release is a statement of Inamed’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed’s assumptions.  Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed’s assumptions or otherwise.  Inamed undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this press release, Inamed does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

Financials Follow

CONTACT:

Robert Vaters

Inamed Corporation

(805) 692-5420

INAMED CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	March 31, 2003	December 31, 2002
Assets
Current assets:
Cash & marketable securities	61.5	39.3
Accounts receivable-trade & OEM	50.6	45.4
Inventory	45.5	43.0
Other current assets	22.5	28.2
Total current assets	180.1	155.9

Property, plant and equipment	47.3	48.4
Other non-current assets	234.6	235.1

Total Assets	462.0	439.4

Liabilities and Stockholders’ Equity
Current liabilities	71.6	74.5
Non-current liabilities	134.7	132.2
Stockholders’ equity	255.7	232.7

Total Liabilities and Stockholders’ Equity	462.0	439.4

INAMED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(millions, except per share data)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
Net sales	$75.5	$63.2
Cost of goods sold	21.4	18.6
Gross profit	54.1	44.6

Operating expenses:
Selling, general and administrative	31.2	26.1
Research and development	5.6	3.1
Special charges	—	1.1
Amortization of intangible assets and non-cash compensation	1.0	1.4
Total operating expenses	37.8	31.7

Operating income	16.3	12.9

Other income (expense):
Net interest expense and debt costs	(1.7)	(2.7)
Foreign currency transaction gains	0.1	0.5
Royalty income and other	1.1	1.3
Total other expense	(0.5)	(0.9)

Income before income tax expense	15.8	12.0
Income tax expense	(3.8)	(3.6)
Net income	$12.0	$8.4

Net income per share of common stock:
Basic EPS	$0.54	$0.41
Diluted EPS	$0.53	$0.39
Cash EPS	$0.58	$0.43

Weighted average shares outstanding:
Basic	22.1	20.3
Diluted	22.5	21.7

EPS Reconciliation:
Diluted EPS	$0.53	$0.39
Amortization and non-cash compensation, net of tax	0.03	0.04
Accelerated depreciation, net of tax	0.02	—
Cash EPS	$0.58	$0.43

INAMED CORPORATION AND SUBSIDIARIES

SALES BY PRODUCT LINE

(millions)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002	Growth Rates
Sales by product line
Breast aesthetics	$42.4	$37.2	14%
Facial aesthetics	17.8	16.5	8%
Health	14.0	7.8	79%
Other *	1.3	1.7	(24)%
Total	$75.5	$63.2	19%

* Other includes ongoing sales to other medical manufacturers (principally sales of Contigen®)

INAMED CORPORATION AND SUBSIDIARIES

EARNINGS PER SHARE RECONCILIATION

(millions, except per share data)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
Earnings for per share calculations
Net income	$12.0	$8.4
Deductible amortization and non-cash compensation	1.0	1.4
Tax effect	(0.4)	(0.6)
Accelerated depreciation*	0.9	—
Tax effect	(0.4)	—
Cash earnings	$13.1	$9.2
Special charges	—	1.1
Tax effect	—	(0.4)
Cash earnings excluding special charges	$13.1	$9.9

Earnings per share
Diluted EPS	$0.53	$0.39
Amortization and non-cash compensation, net of tax	0.03	0.04
Accelerated depreciation, net of tax	0.02	—
Cash EPS	$0.58	$0.43
Special charges, net of tax	—	0.03
Cash EPS excluding special charges	$0.58	$0.46

NOTE: Tax effects in 2003 and 2002 were computed at 40. %

* Accelerated depreciation is related to the manufacturing consolidation and is recorded in cost of goods sold.